Exhibit 99.1

Investor Contact:	Company Contact:
Berkman Associates	Chuck Hunter, CEO
(310) 826-5051	(760) 448-9700
info@BerkmanAssociates.com	xenonics@xenonics.com

Xenonics Reports Third Quarter Results
CARLSBAD, CALIFORNIA — August 14, 2007 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in advanced illumination and low-light viewing technologies, today announced financial results for the third quarter of fiscal 2007, highlighted by initial revenue from its patented and proprietary SuperVisionTM low-light viewing system launched during the quarter.
Financial Results
For the three months ended June 30, 2007, revenue increased 20% to $1,023,000, including SuperVision revenue of $593,000 and revenue from sales of its NightHunter high-intensity illumination products of $430,000. For the three months ended June 30, 2006, revenue was $855,000.
Gross margin for this year’s third quarter reflected start-up costs and increased headcount associated with SuperVision manufacturing.
Selling, general and administrative expenses increased to $2,158,000 for the third quarter of fiscal 2007 compared to $827,000 for the third quarter of fiscal 2006, primarily reflecting higher advertising, trade show and other selling expenses associated with the SuperVision roll-out as well as $571,000 of non-cash charges related to options and warrants.
The net loss for this year’s third quarter was $1,952,000, or $0.11 per share. This compares to a net loss for the third quarter of 2006 of $633,000, or $0.04 per share.
For the nine months ended June 30, 2007, revenue increased 44% to $3,585,000 compared to $2,493,000 for the first nine months of 2006. The net loss for this year’s first nine months was $2,534,000, or $0.14 per share, compared to a net loss for the first nine months of the prior year of $2,241,000, or $0.14 per share.
At June 30, 2007, Xenonics reported working capital of $3,772,000 and stockholders’ equity of $4,010,000. At September 30, 2006, working capital was $2,329,000 and stockholders’ equity was $2,400,000. Xenonics has no debt.
Recent Developments
Chief Executive Officer Chuck Hunter said, “We are making steady progress in the implementation of our business plan for both our SuperVision and NightHunter product families.”
Hunter continued, “We have achieved our initial target for SuperVision production capacity of up to 2,000 units per month, and are now focused on expanding and refining our marketing efforts and recruiting additional sales personnel to take full advantage of the commercial potential of our unique low-light vision system in recreational, public safety and other large markets. We recently announced that the Army & Air Force Exchange Service (AAFES), which operates ‘BX/PX’ stores on U.S. military bases throughout the world, soon will begin carrying SuperVision in selected AAFES locations. AAFES joins Bass Pro Shops, Cabela’s and other leading national accounts in our growing distribution network. We are pleased by our customers’ enthusiastic response to SuperVision, and are confident that our product will gain traction in the marketplace in the months ahead.”
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2236 Rutherford Road    Suite 123    Carlsbad, CA 92008
(760) 448 9700    fax (760) 438 1184    www.xenonics.com    email xenonics@xenonics.com

Xenonics Reports Third Quarter Results
August 14, 2007
Page Two
“We also have recently introduced two new products in our NightHunter family of high-intensity illumination systems which address large market opportunities. Following two years of development, we recently shipped our new weapons-mounted illumination system, NightHunter3, to the U.S. Army for evaluation under the Crew Served Weapons program. With an initial program size of up to 70,000 systems, and procurement scheduled to begin in fiscal 2008, this program offers significant growth potential. In addition, the Army is now evaluating our tactical device designed for the Family of Flashlights (FoF) procurement program, and we are optimistic that the FoF program can become an additional growth opportunity for Xenonics,” Hunter said. He added that Xenonics continues to anticipate significant orders from the Department of Defense for its NightHunter and NightHunterII illumination devices.
About Xenonics
Xenonics develops and produces advanced, lightweight and compact ultra-high intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products are used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision night vision device is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs ‘better and safer’. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.
Conference Call
A simultaneous webcast of the conference call can be accessed from the Webcast Center link on the Investor Relations page of www.xenonics.com. A replay will be available after 1:00 p.m. EDT at this same Internet address. For a telephone replay, dial (888) 286-8010, passcode #89076208, after 1:00 p.m. EDT.
Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.
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XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	June 30,		June 30,
	2007	2006	2007	2006
in thousands, except per share amounts	(unaudited)		(unaudited)

Revenues	$1,023	$855	$3,585	$2,493

Cost of goods sold	668	522	1,209	1,475

Gross profit	355	333	2,376	1,018

Selling, general and administrative	2,158	827	4,483	2,888
Engineering, research and development	175	149	486	380

Loss from operations	(1,978)	(643)	(2,593)	(2,250)

Other income/(expense), net:
Interest income	26	11	62	16
Interest expense	—	(1)	(1)	(2)
Other expense	—	—	—	(3)

Loss before provision for income taxes	(1,952)	(633)	(2,532)	(2,239)

Income tax provision	—	—	2	2

Net loss	$(1,952)	$(633)	$(2,534)	$(2,241)

Net loss per share: Basic and diluted	$(0.11)	$(0.04)	$(0.14)	$(0.14)

Weighted average shares outstanding
Basic and diluted	18,434	16,391	17,734	15,845

XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2007	2006
in thousands, except par value	(unaudited)
Assets

Current assets:
Cash	$1,217	$99
Accounts receivable	776	2,194
Inventories, net	2,937	605
Other current assets	506	96

Total Current Assets	5,436	2,994

Equipment, furniture and fixtures, net	229	46
Other non-current assets	9	25

Total Assets	$5,674	$3,065

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$1,504	$561
Accrued payroll and related taxes	154	96
Other current liabilities	6	8

Total Current Liabilities	1,664	665

Shareholders’ equity:
Preferred shares, $0.001 par value, 5,000 shares authorized, 0 shares issued and outstanding	—	—
Common shares, $0.001 par value, 50,000 shares authorized; 18,660 and 16,904 shares issued at June 30, 2007 and September 30, 2006, respectively; 18,547 and 16,791 shares outstanding at of June 30, 2007 and September 30, 2006, respectively	19	17
Additional paid-in capital	21,110	17,618
Accumulated deficit	(16,813)	(14,279)

	4,316	3,356

Less treasury stock, at cost, 113 shares at June 30, 2007 and September 30, 2006	(306)	(306)
Less subscription receivable	—	(650)

Total Shareholders’ Equity	4,010	2,400

Total Liabilities and Shareholders’ Equity	$5,674	$3,065